As filed with the Securities and Exchange Commission on April 1, 2022
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PDS Biotechnology Corporation
(Exact name of registrant as specified in its charter)
Delaware	26-4231384
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25B Vreeland Road, Suite 300 Florham Park, NJ	07932
(Address of Principal Executive Offices)	(Zip Code)

Second Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan
 (Full title of the plan)

Frank Bedu-Addo
President and Chief Executive Officer
PDS Biotechnology Corporation
25B Vreeland Road, Suite 300
Florham Park, NJ 07932
(800) 208-3343
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Fahd M.T. Riaz, Esq.
Emilio Ragosa, Esq.
DLA Piper LLP (US)
One Liberty Place
1650 Market Street, Suite 5000
Philadelphia, PA  19103-7300
(215) 656-3316

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large Accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Part II

Information Required In The Registration Statement

This Registration Statement relates to the registration of an additional 2,616,163 shares (the “Shares”) of PDS Biotechnology Corporation’s (the “Registrant”) Common Stock, par value $0.00033 per share. The Shares are securities of the same class and relate to the same employee benefit plan, the Second Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan, which was amended and restated effective as of December 8, 2020 (in the form attached hereto as Exhibit 99.1) (the “2014 Plan”), as those registered pursuant to the Registrant’s registration statements on Form S-8, previously filed with the Securities and Exchange Commission on October 21, 2015 (Registration No. 333-207545), March 9, 2016 (Registration No. 333-210041), March 3, 2017 (Registration No. 333-216430), March 2, 2018 (Registration No. 333-223389), February 22, 2019 (Registration No. 333-229817), and June 4, 2019 (Registration No. 333-231943).

In accordance with General Instruction E of Form S-8, the contents of the Registrant’s registration statements filed with the Securities and Exchange Commission on October 21, 2015 (Registration No. 333-207545), March 9, 2016 (Registration No. 333-210041), March 3, 2017 (Registration No. 333-216430), March 2, 2018 (Registration No. 333-223389), February 22, 2019 (Registration No. 333-229817), and June 4, 2019 (Registration No. 333-231943) are incorporated herein by reference (solely to the extent the contents of such registration statements relate to the 2014 Plan) and the information required by Part II is omitted, except as supplemented by the information set forth below.

Item 8.	Exhibits.

Exhibit No.	Description
4.1	Eighth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on October 6, 2015).
4.2
Certificate of Amendment of the Eighth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on March 18, 2019).

4.3
Certificate of Amendment of the Eighth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Commission on March 18, 2019).

4.4	Third Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on March 15, 2022).
4.5
Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333- 206416) filed with the Commission on September 21, 2015).

5.1*	Opinion of DLA Piper LLP (US).
23.1*	Consent of KPMG LLP.
23.2*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
24	Power of Attorney (contained on the signature page hereto).
99.1
Second Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Commission on December 9, 2020).

107*	Filing Fee Table

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement with respect to the Second Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Florham Park, State of New Jersey, on April 1, 2022.

PDS Biotechnology Corporation

By:	/s/ Frank Bedu-Addo
Name:	Frank Bedu-Addo, Ph.D.
Title:	President and Chief Executive Officer